TITAN TECHNOLOGIES, INC.
                              3206 Candelaria, N.E.
                          Albuquerque, New Mexico 87107

                        PERSONS MAKING THIS SOLICITATION

      The Board of Directors (the "Board") of Titan Technologies, Inc. (the "Company") solicits the enclosed proxy for use at the Annual Meeting of Shareholders of the Company, to be held on December 19, 2003, in the Terrace Room of the Clubhouse Inn, 1315 Menaul Blvd. NE, Albuquerque, New Mexico 87107, at 9:00 am, New Mexico time, and at any postponement(s) or adjournment(s) of the Annual Meeting.

                             METHOD OF SOLICITATION

      Solicitation will be made primarily by mail, commencing on or about November 19, 2003, but may also be made by telephone or oral communications by directors, officers and employees of the Company. The Company estimates that the total amount to be spent in connection with this solicitation, excluding salary paid to officers and regular employees, will be approximately $10,000, most of which has will have been spent through the date of mailing of this proxy material to you. The Company will pay all costs of all solicitation efforts.

                        PROXIES AND VOTING AT THE MEETING

      On October 9, 2003, there were 40,139,141 shares of common stock issued and outstanding. This includes 2,000,000 shares that are issued in the name of Wolfgang Reiger Gesellschaft that were to have been canceled upon termination of the Company's interest in the Austrian plant. Mr. Reiger was arrested prior to the certificate being returned to the Company and the certificate has yet to be located. The transfer agent has been notified to seize the certificate if presented to it by any source for transfer. These 2,000,000 shares will not be counted for any purpose at the shareholder's meeting. Also, on October 31, 2003, there were issued, outstanding and currently exercisable options to purchase 1,500,000 of common stock, thus, on a fully diluted basis, if all of the options are exercised prior to the meeting, there would be 41,639,141 shares issued and outstanding. A majority of the shares issued and outstanding on the record date, in the aggregate, must be represented in person, or by proxy at the Annual Meeting in order to hold the Annual Meeting. Only shareholders of record at the close of business on October 9, 2003 are entitled to vote at the Annual Meeting. Because many shareholders cannot attend the Annual Meeting, a large number will be represented by proxy. Shareholders are encouraged to sign and return their proxies promptly, indicating the manner in which they wish their shares to be voted. The proxy agents will vote the shares represented by the proxies according to the instructions of the persons giving the proxies.

Unless other instructions are given, votes will be cast:

1. For the election of Management's three nominees for election to the Board of Directors presented later in this Proxy Statement. To be elected as a director, a nominee must receive the votes of a majority of the shares represented at the Meeting. Each Management Nominee has affirmed his availability and willingness to serve as a Company director when elected.



2. For the transaction of such other business as may properly come before the Annual Meeting or any postponement(s) or adjournment(s) of the Annual Meeting. The approval by a majority of the shares present at the meeting, in person and by proxy, is required to pass such business.

To be elected, nominees for seats on the Board of Directors must receive the affirmative vote of a majority of the votes cast in person and by proxy at the meeting. To be passed any other item that comes before the shareholders must also receive the affirmative vote of a majority of the votes cast in person and by proxy at the meeting.

      Election inspectors will be appointed at the meeting. Such inspectors will determine the validity of proxies and will receive, canvas and report to the meeting the votes cast by the shareholders on each item brought before the shareholders for vote. Any person who is not the record owner or voting under authority granted by the record owner can vote no shares of the Company's stock. All returned proxies are counted toward the required quorum and/or the required majority of shares present at the meeting for election of directors. If any shareholder returns a proxy without indicating his directions whether the proxy should be voted for or against any item or voted for or withheld from voting on any item, the proxy will be voted by the proxy agents FOR Management's Nominees and, in the agents' discretion, on any other matter coming before the meeting.

      Any Shareholder returning a proxy has the power to revoke that proxy at any time before it is voted by delivery of a written notice of revocation, signed by the shareholder, to the Secretary of the Company; by delivery of a signed proxy bearing a later date; or by attending the Annual Meeting and voting in person. Any proxy that is not revoked will be voted at the Meeting.

      The Annual Meeting will be conducted in accordance with an agenda, which will be conspicuously posted at the Annual Meeting. Participation at the meeting will be encouraged but will be limited to shareholders and holders of valid proxies for shareholders. The Meeting will start promptly at 9:00 a.m.

                              ELECTION OF DIRECTORS

      At the Annual Meeting, the shareholders will elect three Directors to each serve until the next annual or special meeting of shareholders at which directors are elected. The Board of Directors of the Company has nominated Ronald L. Wilder, Ronald E. Allred and Dana J. Finley to be Management's slate of candidates. Each person, except Dana J. Finley, who is nominated for his first term as a director, is currently a Director and is running for the seat he currently holds. The Company's nominees have consented to be nominated and to serve if elected.

Management's Candidates

Ronald L. Wilder, who is 67 years of age, has been the President and Chief Operating Officer of the Company since 1992, has been a director of the Company since 1986 and has been the Company's Treasurer and Chief Financial Officer since April 1998. Mr. Wilder attended the University of Southern California from 1954 to 1957 where he studied geology. He served as President and a director of Solar Age Industries, Inc. from 1978 to 1986. Prior to being employed by Solar Age Industries, Inc., Mr. Wilder owned and or operated public or private corporations in the cattle, Indian art and financial service businesses.

Dr. Ronald E. Allred was elected to the Company's board of directors by the Company's shareholders on November 13, 1992. Dr. Allred is 56 years of age and holds a BS degree in Chemistry and a MS degree in Nuclear Engineering from the University of New Mexico and a Sc.D. degree in Polymerics from MIT. He was employed by Sandia National Laboratory as a Technical Staff member from July 1969 to August 1986. From December 1986 to January 1991, he was employed, as the director of the Material Department of PDA Engineering in Costa Mesa, California, and since January 1991 has been the owner of Adherent Technologies, Inc. in Albuquerque, New Mexico.

Dana J. Finley who is 56 years old and holds a BS degree from the University of New Mexico. He was employed by Adherent Technologies as a research and development engineer from September 1999 to October 2000. From October 2000 to October 2001 he was employed at Intel Corporation as a ramp engineer. Mr. Finley has been an engineer with Titan Technologies since October 2001 and for seven years prior to his employment at Adherent Technologies.

Robert S. Simon, who is 57, has been Company Secretary since December 30, 1998. Mr. Simon holds a BBA in finance and JD degrees from the University of Texas and a MBA degree from Texas Christian University. Mr. Simon has practiced law and served as Corporate Counsel of Westland Development Co., Inc. in Albuquerque, New Mexico, for more than the past five years.

      No family relationship exists between any of the Company's officers and directors.

                 VOTING SECURITIES AND PRINCIPAL HOLDERS THEREOF

      The Company's Common Stock is its only class of voting securities outstanding. Only shareholders of record at the close of business on the Record Date will be entitled to vote at the Annual Meeting and at any adjournment thereof. As of the Record Date there were 38,139,141 shares outstanding and entitled to vote at the meeting. Each such share is entitled to one vote on each matter coming before the Meeting. Since the record date the Company has issued 125,000 shares.

Security Ownership of Certain Beneficial Owners and Management:

      The following table sets forth, as of the Record Date the beneficial ownership of the Company's common stock by each nominee and by all officers and Directors as a group. For purposes of computation of the percentages of ownership shares underlying all issued, outstanding and currently exercisable options have not been included. If all issued and outstanding options were exercised prior to the record date, there would be a total of 39,639,141 shares issued and outstanding. The information as to beneficial stock ownership is based on data furnished by each person without any investigation by the Company into beneficial ownership of each shareholder. Each person has sole voting and investment power as to all shares unless otherwise indicated.

NOTE: "Beneficial ownership" of stock, as defined by the Securities and Exchange Commission, includes stock which is not outstanding and not entitled to vote or receive dividends, but which an individual has the right to acquire within 60 days pursuant to a vested stock option. There are no unexercised stock options now held by 5% shareholders that are now issued or outstanding. Certain officers and Directors hold issued and outstanding and immediately exercisable options for the purchase 300,000 shares of the Company's common stock (see "Certain Transactions") that have been included in the computation of the percentage of shares that are owned by officers and directors. The Company may issue additional stock options in the future as circumstances dictate.

      (1)                (2)                          (3)               (4)
                               Name and Amount and
                              Address of Nature of
                          Beneficial Beneficial Percent
Title of Class         Owner                      Ownership           of Class
--------------      -----------                --------------         --------
No Par           Ronald L. Wilder            301,350(direct)  (1)
Value Common     3206 Candelaria, NE       1,256,500(indirect)(2)       4.24
                 Albuquerque, NM 87107



No Par            Dr. Ronald E. Allred       1,036,000 (direct)(3)       **
Value Common      9621 Camino del Sol, NE
                  Albuquerque, NM 87111


No Par            Dana J. Finley             125,000 (direct) (1)        **
Value Common      13412 Circulo Largo NE
                  Albuquerque, NM 87112

No Par            Robert S. Simon            350,000 (direct)(4)         **
Value Common      401 Coors, NW
                  Albuquerque, NM 87120

No Par value      Officers and Directors   1,812,350 (direct)           5.00
Common Stock      (Four persons)           1,256,500 (indirect)         3.00
                                           ---------                    ----
                                           2,068,850                    8.00
                                                                        ====
-------
1) Does not include an option to purchase 300,000 shares that may be immediately exercised.
2) Shares are owned by Mr. Wilder's family members who look to Mr. Wilder for advice in voting their shares. 3) Of this total, 175,000 shares are owned by Dr. Allred's family members. 4) Does not include an option to purchase 150,000 shares that may be immediately exercised.
** Less than one percent.

Persons owning 5% or more of the Company no par value common stock:

      The only other persons known by the Company to own 5% or more of its issued and outstanding no par value common stock are the following:

      (1)                (2)                    (3)                     (4)
                       Name and              Amount and
                      Address of             Nature of
                      Beneficial             Beneficial               Percent
Title of Class          Owner                Ownership                of Class
--------------    -----------------       ---------------             --------
No Par            Cyrene Inman            2,500,000 (direct)            6.6
Value common      700 Mullen Road, NW
                  Albuquerque, NM  87123

--------
1) Mrs. Inman has no affiliation with the Company resulting from her stock ownership.

Meetings of the Board:

      The Board held three meetings during the last fiscal year and all directors were in attendance at those meetings. The board also acts in an informal way and conducts its business through consent meetings following such telephonic discussions as each director feels may be necessary for him to have an understanding of the proposals to which his consent may be requested. During the last fiscal year, the Directors had no consent meetings. Formal minutes are only prepared to memorialize significant transactions.

      The Board has no audit, nominating, compensation committee, or other committees.


Compliance with section 16(a) of the Exchange Act.

      The Exchange Act of 1934, as amended, requires that each officer and each director file certain reports with the Securities and Exchange Commission to inform the Commission and the public of the number of shares owned by the officer or director, both directly and indirectly, at all times. After the end of the fiscal year Mr. Simon determined that he was not a person required to file reports as defined by Section 16(a) of the Securities Exchange Act of 1934.

                             EXECUTIVE COMPENSATION

      Over the past three years, the Company's executive officers were paid as follows:



                              Annual Compensation         Long Term Compensation
                              -------------------        ----------------------

        (a)                  (b)               (c)                 (d)

       Name                                                     Securities
       and                                                      Underlying
    Principal                                                    Options
    Position                Year            Salary ($)             SARO
---------------             ----            ----------             ----

Ronald L. Wilder (1)        2001             $36,000           300,000 shares
President and COO           2002             $42,000
                            2003             $42,000


Dr. Ronald Allred (3)       2001               --
Director                    2002               --
                            2003               --


Dana J. Finley              2001               --              300,000 shares
                            2002               --
                            2003             $68,400



Robert S. Simon (2)         2001               --
 Secy.                      2002               --
                            2003               --
----------

1) At the 1998 Annual Meeting of Shareholders, the shareholders approved the grant to five employees, officers and directors, options to purchase 300,000 shares of the Company's common stock exercisable for a five-year period at $0.16 per share, which shall expire on December 30, 2003.

2) Mr. Simon serves as the Company's General Counsel and is compensated for his legal services at the rate of $1,500 per month. Mr. Simon is currently retained on a month to month basis. On August 12, 2003 the Company's Board of Directors granted Mr. Simon a five year option to purchase 150,000 shares of the Company's common stock at an exercise price of $0.25 per share, the market price of the shares during the date of the grant.

3) The Company and Dr. Allred and Adherent Technologies, Inc. have entered into a consulting agreement through which Dr. Allred and Adherent will be compensated from the revenue and earnings of the Company. In addition, the Company sold Dr. Allred 1,000,000 shares of its common stock for $0.01 per share during 2001. See "Certain Transactions." Dr. Allred received no compensation during the 2003 fiscal year for his services to the Company as a Director.

      During the past five years Adherent Technologies, Inc. ("Adherent"), a company owned by Dr. Allred, a director, has received from various contracts with government agencies approximately $100,000 as a reimbursement of its expenses for developing the Company's technology. Under the contracts, Adherent is reimbursed its expenses on billing to the government. Other than the benefit that the Company received from the advancement of its technology, which Management believes is significant, it did not receive any of the grant money.

      There has never been any bonus or long term compensation of any kind to any officer or director. In the future, the Registrant's employees, including the Registrant's officers, may also receive such bonuses and salary increases as the Board of Directors, in its sole discretion, may award. The Registrant may in the future grant cost-of-living or merit increases, even though such increases are not currently contemplated. The Registrant presently has no retirement, bonus, profit sharing, stock option or other compensation plan. The Registrant may in the future, and with the approval of the Registrant's directors, issue stock options to benefit its employees. Other than what is discussed in this Proxy Statement, the Registrant has no retirement, pension, profit sharing, stock option or similar program for the benefit of its officers, directors or employees, and there are currently no plans, arrangements, commitments or understandings with respect to the establishment of any such program.

                             STOCK PURCHASE OPTIONS

      In 1998 the Company's shareholders approved option grants to certain of its officers, directors and employees. Dr. Allred was granted an option in consideration for all of the effort that he and Adherent have devoted to the development of the Company's technology and to the identification and introduction of prospective licensees of the technology to the Company. Mr. Wilder was granted an option in consideration for all of his effort and tireless belief in the success of the Company for the past ten years, many times during which he forwent his pay. Each option grants the holder the right, for a period of five years from December 9, 1998, to purchase all or any part of 300,000 shares of the Company's common stock at an exercise price of $0.16 per share.

      The options granted to other employees are for the same number of shares and have the same terms as the options granted to Mr. Wilder and Dr. Allred. None of the options have been exercised as of October 9, 2003 and the options will expire on December 8, 2003. See "Certain Transactions."

         On August On August 12, 2003 the Company's Board of Directors granted Mr. Simon a five year option to purchase 150,000 shares of the Company's common stock at an exercise price of $0.25 per share, the market price of the shares during the date of the grant.

                              CERTAIN TRANSACTIONS

1. As stated above, in 1998, the Company granted options to purchase shares of its common stock to four full time employees and those officers and directors identified Each option grants the holder the right, for a period of five years from the date of approval of the options by the Company's shareholders, to purchase all or any part of 300,000 shares of the Company's common stock at an exercise price of $0.16, which was the market price for the Company's stock on November 15, 1998. None of the options have been exercised as of October 9, 2003, and all the options will expire on December 8, 2003.

2. As of December 1, 1999, the Company entered into a consulting agreement with Dr. Allred and Adherent Technologies related to all of the various applications of the Company's technology. The following discussion of the terms of that agreement is not a complete discussion of all of the terms and conditions of the agreement. A copy of the agreement and the amendment thereto discussed below are on file with the Securities and Exchange Commission as an exhibit to the Company Form 10-KSB Annual Report for the fiscal year ended July 31, 2000.


Dr. Allred and Adherent agreed: (i) to act as a consultant to the Company in all phases of its marketing effort, and (ii) to aid and assist in the design, development, implementation and construction of applications of the Company's recycling technology. The agreement also contains non-compete provisions and after-developed technology provisions.

The Company agreed that Dr. Allred and Adherent Technologies will be compensated in the following way: (i) to share with the consultants on a 50-50 basis of the net proceeds received by the Company as income resulting from the sale and/or licensing of product, process, plant, technology, or otherwise, of its technology related to feedstocks other than those for tires, including composites, electronics, plastics and automotive scrap. It was agreed that the consultants would share the revenue received by the Company from its tire technology on the following basis: (ii) 5% of the first $2,000,000; (iii) 3% of the revenue from $2,000,000 to $5,000,000; (iv) 2% of the revenue from $5,000,000 to $10,000,000; and (v)1% of all revenue in excess of $10,000,000. In addition, Dr. Allred and Adherent were allowed to purchase 1,000,000 shares of common stock for $10,000.

The agreement may be terminated for cause thereby ending the compensation arrangement. The agreement may be terminated by either party upon 30 days written notice, but the compensation, non-compete and confidentiality provisions of the agreement shall continue after such termination.

3. Between the end of the fiscal year ended on July 31, 2003, and October 9, 2003, the Company has privately placed no shares of its common stock.

                                LEGAL PROCEEDINGS

      There are no legal proceedings to which the Registrant is or may be a party or of which any of its property is subject, pending or known to be contemplated.


                    INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

      Although Grant Thornton LLP, certified public accountants, provided services to the Company during the past fiscal year, as stated in Registrant's Report on Form 8-K filed February 18, 2003, Registrant dismissed Grant Thornton LLP as its independent accountant on February 12, 2003. On February 13, 2003, Registrant engaged Stark, Winter, Schenkein and Co, LLP as its independent accountants.

         The financial statements reported on by Grant Thornton LLP for each of the Registrant's last two fiscal years were not subject to an adverse or qualified opinion or a disclaimer of opinion and were not modified as to audit scope or accounting principles.

         The decision to change accountants was approved by the Registrant's Board of Directors.

         There were no changes in or disagreements with Grant Thornton LLP of the kind described by Item 304 of Regulation S-B at any time during the Company's two (2) most recent fiscal years and the interim period through February 12, 2003.

Stark Winter Schenkein & Co., LLP has rendered auditing services for the Registrant since February 18, 2003, including performing the audit of the Company's financial statements included in the Annual Report to Shareholders and Annual Report on Form 10-KSB. A representative of Stark Winter Schenkein &
Co., LLP will be available by telephone at the Annual Meeting, to respond to appropriate questions concerning the financial statements of the Company, and will have the opportunity to make a statement if the representative desires to do so.

      Audit fees billed to the Company for the audit of the annual financial statements by Stark Winter Schenkein & Co., LLP for the year ending July 31, 2003, and for review of the Company's annual financial statements included in its quarterly reports on Form 10-QSB totaled $6,400. No non-audit services were rendered.

                     PROXY MATERIALS FOR NEXT ANNUAL MEETING

      Shareholder proposals for consideration at the next Annual Meeting, which the company expects to hold in December 2004 must be received by the Company no later than August 31, 2004. In order for such proposals to be included, they must be legal and must comply with the Rules and Regulations of the Securities and Exchange Commission.


                                 OTHER BUSINESS

      The Board knows of no other business, which is to be presented at the Annual Meeting. However, if other matters should properly come before the Annual Meeting, the persons named in the proxy will vote on those matters according to their judgment.



By Order of the Board of Directors

Robert S. Simon

Albuquerque New Mexico
November 14, 2003

ON WRITTEN REQUEST, THE COMPANY WILL PROVIDE, WITHOUT CHARGE, A COPY OF ITS ANNUAL REPORT ON FORM 10-KSB FOR THE FISCAL YEAR ENDED JULY 31, 2003, FILED WITH THE SECURITIES AND EXCHANGE COMMISSION (INCLUDING THE FINANCIAL STATEMENTS AND THE SCHEDULES THERETO) TO ANY RECORD HOLDER OR BENEFICIAL OWNER OF THE COMPANY'S SHARES AS OF THE CLOSE OF BUSINESS ON OCTOBER 9, 2003. ANY EXHIBIT TO THE ANNUAL REPORT ON FORM 10-KSB WILL BE PROVIDED ON REQUEST UPON PAYMENT OF THE REASONABLE EXPENSES OF FURNISHING THE EXHIBITS. ANY SUCH WRITTEN REQUEST SHOULD BE ADDRESSED TO RONALD L. WILDER, PRESIDENT, TITAN TECHNOLOGIES, INC., 3206 CANDELARIA ROAD, N.E., ALBUQUERQUE, NEW MEXICO 87107.


                                      PROXY

FOR THE ANNUAL MEETING OF SHAREHOLDERS OF TITAN TECHNOLOGIES., INC. to be held at 9:00 a.m.,December 19, 2002 in the Terrace Room of the Clubhouse
Inn,  1315  Menaul  NE,  Albuquerque,   New  Mexico  87107.  This  Proxy  is
solicited by Management. Management recommends that you vote "YES" for the election of each Management Candidate.

THE UNDERSIGNED HEREBY APPOINTS AS PROXIES, RONALD L. WILDER AND RONALD E. ALLRED, and each of them, each with the power to appoint his substitute, and hereby authorize them to represent and to vote, as designated below, all of the stock of Titan Technologies, Inc. owned of record by the undersigned on October 10, 2002, at the Annual Meeting of Shareholders to be held on December 10, 2002 and at any postponement(s) or adjournment(s) thereof.

THIS PROXY REVOKES ALL PROXIES PREVIOUSLY GRANTED BY ME FOR ANY PURPOSE.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR THE ELECTION OF RONALD L. WILDER, RONALD E. ALLRED AND DANA J. FINLEY AS THE COMPANY'S DIRECTORS.

1. ELECTION OF DIRECTORS - MANAGEMENT'S NOMINEES ARE: RONALD L. WILDER - RONALD
E. ALLRED - DANA J. FINLEY

         [   ]  YES: VOTE MY STOCK FOR THE MANAGEMENT'S NOMINEES.

         [   ] NO: WITHHOLD AUTHORITY TO VOTE FOR ALL OF MANAGEMENT'S NOMINEES.

 INSTRUCTIONS: If you do not want your stock voted for any individual listed above, line through that Nominees name.

2. OTHER MATTERS THAT MAY COME BEFORE THE MEETING:

If any other matters are properly brought before the Meeting (or any adjournments of the Meeting) in their discretion, the persons named as Proxies or their substitutes are authorized to vote upon such other matters in their discretion.

           [   ] GRANTED         [   ] WITHHELD

Sign below as your name appears on the label. If there is no label, sign your name as you normally sign your name and date your proxy.

_______________________________________
Number of shares voting

_______________________________________     DATE ____________________, 2003
Signature

_______________________________________     DATE_____________________, 2003
Signature of co-owner (if applicable)


When signing as attorney, executor, administrator, trustee or guardian, please sign title as such. If a corporation, please sign in full the corporation's name by President or other authorized officer. If a partnership, please sign in the partnership name by authorized person. If anyone other than the shareholder(s) named on the above label is signing this proxy, indicate the capacity in which you are signing,

PLEASE MARK, SIGN, DATE AND RETURN THE PROXY PROMPTLY USING THE ENCLOSED ENVELOPE. YOUR STOCK CANNOT BE VOTED UNLESS YOU VOTE IN PERSON AT THE ANNUAL/SPECIAL MEETING OR YOU RETURN A SIGNED AND DATED PROXY BY THE TIME OF VOTING AT THE ANNUAL/SPECIAL MEETING.